Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

Priority Income Fund, Inc.
New York, New York

We hereby consent to the use, in the Investment Company Act File No. 811-22725, Amendment No. 17 under the Investment Company Act of 1940 in Form N-2, of our report dated August 28, 2015 relating to the financial statements of Priority Income Fund, Inc., which is contained in the Statement of Additional Information of such Registration Statement filed on or about February 25, 2016.

/s/BDO USA, LLP

BDO USA, LLP
New York, New York

February 25, 2016